As filed with the Securities and Exchange Commission on July 28, 2000

                                                      Registration No. 333-28767

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------
         Delaware                                              94-2933952
(State or other  jurisdiction of                             (IRS Employer
incorporation or organization)                               Identification No.)

                               ------------------
               201 Mission Street, San Francisco, California 94105 (Address of principal executive offices) (Zip code)
                               ------------------

                            2000 Stock Incentive Plan
                               (formerly known as
                             1997 Stock Option Plan
                                       and
                              Stock Ownership Plan)
                            (Full title of the plan)
                                 --------------

                                Shailesh J. Mehta
                             Chief Executive Officer
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105
                     (Name and address of agent for service)

                                 (415) 543-0404
           (Telephone number including area code of agent for service)
                              --------------------

                                   Copies to:
                               Ellen Richey, Esq.
                  Vice Chairman, General Counsel and Secretary
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105


                             CONSOLIDATION OF PLANS

         On June 9, 1997, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-28767) (the "Form S-8") registering 12,400,000 shares (18,600,000 shares after the three-for-two stock split in the form of a stock dividend on December 15, 1998) of the Registrant's Common Stock, par value $.01 per share (the "Shares"), to be issued to participants in connection with the Registrant's 1997 Stock Option Plan (the "Stock Option Plan"), and 4,000,000 Shares (6,000,000 Shares after the stock split) to be issued to participants in connection with the Registrant's Stock Ownership Plan (the "Stock Ownership Plan"). The 6,000,000 Shares registered in connection with the Stock Ownership Plan (and any Shares that would otherwise revert to the Stock Ownership Plan as a consequence of forfeiture) have been transferred to the Stock Option Plan and combined with the 18,600,000 Shares registered in connection with the Stock Option Plan (which has been combined with the Stock Ownership Plan and amended and restated as the Registrant's "2000 Incentive Stock Plan"), for a combined total of 24,600,000 Shares registered in connection with the 2000 Incentive Stock Plan.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 27, 2000.



                                                 PROVIDIAN FINANCIAL CORPORATION



                                                 By /s/ Shailesh J. Mehta
                                                    ----------------------------
                                                    Shailesh J. Mehta
                                                    Chairman, President and
                                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                             Date


/s/ Shailesh J. Mehta            Chairman, President and           July 27, 2000
------------------------         Chief Executive Officer and
Shailesh J. Mehta                Director (Principal Execuive
                                 Officer)


* DAVID J. PETRINI               Executive Vice President and      July 27, 2000
------------------------         Chief Financial Officer
David J. Petrini                (Principal Financial Officer)


* DANIEL SANFORD                 Senior Vice President and         July 27, 2000
------------------------         Controller (Principal
Daniel Sanford                   Accounting Officer)


* JAMES V. ELLIOTT               Director                          July 27, 2000
------------------------
James V. Elliott


* LYLE EVERINGHAM                Director                          July 27, 2000
------------------------
Lyle Everingham


* J. DAVID GRISSOM               Director                          July 27, 2000
------------------------
J. David Grissom


* LARRY D. THOMPSON              Director                          July 27, 2000
------------------------
Larry D. Thompson



*   By  /s/ Clifford Shapiro
        ---------------------
        Attorney-in-fact